Exhibit 99.1

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 30, 2007) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2007.

The Company reported a net loss of $21.7 million before preferred share dividends in its 2007 third quarter.  Included in this loss are pre-tax charges totaling $33.4 million ($1.49 per common share) which includes land-related impairment and abandonment charges of $26.5 million, joint venture investment write-offs of $6.1 million and $0.8 million of severance costs.  The Company’s net loss after preferred share dividends of $2.5 million was $24.2 million or $1.73 per common share compared to net income of $15.2 million, or $1.08 per diluted share in last year’s third quarter.  The Company reported a net loss after preferred share dividends of $64.5 million for the first nine months of 2007, or $4.62 per common share, compared to net income of $49.8 million, or $3.51 per diluted share in the same period a year ago.  Included in the Company’s 2007 year-to-date loss are pre-tax charges totaling $109.3 million ($4.86 per common share) as follows: (i) land-related impairment and abandonment charges of $92.9 million; (ii) joint venture investment write-offs of $8.8 million; (iii) $5.2 million for the write-off of acquisition intangibles; and (iv) $2.4 million of severance costs.

New contracts for 2007’s third quarter were 561, down 2% from 2006’s third quarter of 571.  For the nine-month period ended September 30, 2007, new contracts declined 11% to 2,191 from 2,472 in 2006.  Homes delivered for the 2007 third quarter decreased 15% to 787 from 2006’s 927.  For the nine-month period ended September 30, 2007, homes delivered were 2,246, down 18% from 2,746 in the same period of 2006.  The sales value of backlog of homes at September 30, 2007 was $481 million with backlog units of 1,468 and an average sales price of $327,000.  The backlog of homes at the same time last year had a sales value of $923 million with backlog units of 2,533 and an average sales price of $364,000.  M/I Homes had 159 active communities at September 30, 2007 compared to 170 at September 30, 2006.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Market conditions continue to be challenging.  We remain focused on initiatives that include reducing our land and expense levels, improving our balance sheet, as well as continued improvements in our customer service and quality processes.  We expect to deliver approximately 3,000 homes this year and further reduce our debt levels by year end. ”

The Company will broadcast live its earnings conference call today at 4:00 p.m. EDT.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through October 2008.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 72,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Senior Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2007	2006	2007	2006

Revenue	$243,668	$306,188	$703,774	$877,037

Net (loss) income	$(21,717)	$15,185	$(59,666)	$49,844

Preferred share dividends	$2,437	-	$4,875	-

Net (loss) income available to
common shareholders	$(24,154)	$15,185	$(64,541)	$49,844

Earnings per share
Basic	$(1.73)	$1.09	$(4.62)	$3.56
Diluted	$(1.73)	$1.08	$(4.62)	$3.51

Weighted average shares outstanding
Basic	13,990	13,892	13,969	13,991
Diluted	13,990	14,078	13,969	14,187

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2007	2006	2007	2006

Revenue	$243,668	$306,188	$703,774	$877,037
Gross margin	15,315	73,155	47,394	229,830
General and administrative expense	24,648	25,052	73,486	74,609
Selling expense	20,605	21,645	58,206	65,510
Operating income	(29,938)	26,458	(84,298)	89,711
Interest expense	5,014	3,578	12,280	10,930
(Loss) income before income taxes	(34,952)	22,880	(96,578)	78,781
Income tax (benefit) provision	(13,235)	7,695	(36,912)	28,937
Net (loss) income	(21,717)	15,185	(59,666)	49,844
Preferred share dividends	2,437	-	4,875	-
Net (loss) income available to
common shareholders	$(24,154)	$15,185	$(64,541)	$49,844

Revenue:
Housing revenue	$232,271	$290,101	$673,389	$839,960
Land revenue	7,140	13,820	16,209	18,242
Other	(552)	(1,372)	(780)	3,425
Total homebuilding revenue	$238,859	$302,549	$688,818	$861,627

Financial services revenue	4,809	5,124	14,956	19,250
Eliminations	-	(1,485)	-	(3,840)
Total revenue	$243,668	$306,188	$703,774	$877,037

Additional Information:
Average closing price	$295	$313	$300	$306
Housing gross margin percentage	7.2%	23.0%	5.9%	24.7%
Land gross margin percentage	(90.3)%	12.1%	(46.7)%	15.4%
Land gross margin dollars	$(6,448)	$1,676	$(7,574)	$2,812

Financial services pre-tax income	$2,015	$2,397	$6,853	$10,717

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$453	$1,921	$7,342	$1,921
Florida	25,217	-	57,842	-
Mid-Atlantic	6,664	-	34,355	-
Total Impairment	$32,334	$1,921	$99,539	$1,921

Abandonments by Region:
Midwest	$269	$1,731	$291	$1,976
Florida	-	28	1,828	1,494
Mid-Atlantic	-	271	46	510
Total Abandonments	$269	$2,030	$2,165	$3,980

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2007	2006	2007	2006

EBITDA (1)	$9,447	$36,968	$41,346	$107,881
Interest incurred – net of fee
amortization	$8,702	$12,009	$26,926	$32,398
Interest amortized to cost of sales	$4,013	$4,225	$11,049	$6,162
Depreciation and amortization	$2,438	$1,675	$6,306	$4,809
Non-cash charges	$33,307	$4,978	$109,333	$8,271

Cash provided by (used in) operating
activities	$11,285	$(44,729)	$73,722	$(182,009)
Cash used in investing activities	$(2,789)	$(5,176)	$(8,992)	$(17,144)
Cash provided by (used in) financing
activities	$(8,359)	$51,907	$(73,761)	$176,781

Units:
New contracts	561	571	2,191	2,472
Homes delivered	787	927	2,246	2,746

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

	September 30,
	2007	2006
Backlog:
Units	1,468	2,533
Aggregate sales value	$481,000	$923,000
Average sales price	$327	$364

	September 30,
	2007	2006
Balance Sheet and Operating Data:
Unrestricted cash/cash held in escrow	$21,265	$25,470

Homebuilding inventory:
Lots, land and land development costs	$583,197	$813,410
Land held for sale	72,592	56,290
Homes under construction	407,293	494,384
Land purchase deposit	4,899	4,411
Other	42,688	29,593
Total homebuilding inventory	$1,110,669	$1,398,088

Total assets	$1,354,380	$1,590,891
Homebuilding debt	$460,613	$696,592
Shareholders’ equity	$651,888	$626,925
Total book value per share	$46.38	$45.12
Book value per common share	$39.27	$45.12
Homebuilding net debt/capital ratio	40%	51%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	September 30, 2007			September 30, 2006

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest Region	6,568	515	7,083	7,619	1,143	8,762

Florida Region	7,725	351	8,076	8,454	1,170	9,624

Mid-Atlantic Region	2,474	1,356	3,830	2,846	1,233	4,079

Total	16,767	2,222	18,989	18,919	3,546	22,465